UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 14, 2019

FREQUENCY THERAPEUTICS, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39062	47-2324450
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

19 Presidential Way, 2nd Floor

Woburn, MA 01801

(Address of principal executive offices) (Zip Code)

(866) 389-1970

(Registrant’s telephone number, include area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	FREQ	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

Woburn Lease Amendment

On November 11, 2019, Frequency Therapeutics, Inc. (the “Company”) entered into a First Amendment (the “Lease Amendment”) to the Company’s lease (the “Woburn Lease”) with ARE-MA REGION NO. 20, LLC relating to space leased by the Company at its principal offices located at 19 Presidential Way, Woburn, Massachusetts 01801. The Lease Amendment expands the square footage leased by the Company pursuant to the Woburn Lease by an additional approximately 7,550 square feet and extends the term of the Woburn Lease by an additional three years to February 2025, on the terms and subject to the conditions set forth therein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FREQUENCY THERAPEUTICS, INC.

Date: November 14, 2019	By:	/s/ David L. Lucchino
Name: David L. Lucchino
Title: Chief Executive Officer and President